           Proxy Statement Pursuant to Section 14(a) of the
                   Securities Exchange Act of 1934
                     (Amendment No.    )

Filed by the Resgistrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Materials Pursuant to s240.14a-11(c) or s240.14a-12

                        Waverly, Inc.
 ............................................................................
                 (Name of Registrant as Specified In Its Charter)

                        Waverly, Inc.
 ............................................................................
                 (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i), or 14a-6(j)(2).
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and Exchange Act 0-11.1

  1)  Title of each class of securities to which transaction applies:
 .............................................................................
  2)  Aggregate number of securities to which transaction applies:
 .............................................................................
  3) Price per unit or other underlying value of transaction pursuant to Exchange Act Rule 0-11.
 .............................................................................
  4)  Proposed maximum aggregate value of transaction:
 .............................................................................

1. Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:
 .............................................................................
     2)  Form, Schedule or Registration Statement No.:
 .............................................................................
     3)  Filing Party:
 .............................................................................

WAVERLY, INC.
-------------
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
----------------------------------------

To the Shareholders of
WAVERLY, INC.

	Notice is hereby given that the Annual Meeting of Shareholders of Waverly, Inc. will be held at The Center Club, 100 Light
Street, Baltimore, Maryland 21202, at 4:00 p.m. on Monday, April
29, 1996, for the following purposes:

	1. To elect four Class B Directors to the Board of Directors for a term of three years.

	2. To approve the appointment of Coopers & Lybrand L.L.P. as independent accountants of the Company for the fiscal year ending December 31, 1996.

	3. To transact such other business as may properly come before the meeting or any adjournment thereof.

	Shareholders of record at the close of business on February 26, 1996, will be entitled to notice of and to vote at the meeting.

	All shareholders are cordially invited to attend the meeting in person. Those who cannot attend are urged to sign, date and mail promptly the enclosed proxy in the envelope provided for that purpose. A majority of the outstanding shares of Common Stock must be represented at the meeting in order to transact business, and whether you own a few or many shares, your proxy is important in fulfilling this requirement. Returning your proxy does not deprive you of your right to attend the meeting and vote your shares in person.

	A copy of the annual report to shareholders is enclosed herewith.

By order of the Board of Directors

E. MAGRUDER PASSANO, JR.
Secretary

March 29, 1996

PROXY STATEMENT
---------------
	This Proxy Statement is furnished in connection with the solicitation by the Company of proxies to be voted at the Annual Meeting of Shareholders to be held on April 29, 1996, at 4:00 p.m., at The Center Club, 100 Light Street, Baltimore, Maryland 21202, and at any adjournment thereof. The expense of preparing, printing and mailing the proxies will be borne by the Company. In addition to solicitations by mail, the Company may solicit proxies in person or by telephone and arrange for brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to their principals at the expense of the Company.

	Any proxy may be revoked by a shareholder at any time prior to its use by execution of another proxy bearing a later date, by written notice to any of the persons named in the proxy, or by oral or written statement at the meeting.

	Holders of record at the close of business on February 26, 1996, of outstanding Common Stock of the Company are entitled to notice of and to vote at the meeting. Each share of stock is entitled to one vote. There is no provision for cumulative voting. Shares represented by any proxy properly executed and received pursuant to this solicitation will be voted at the meeting in accordance with the recommendation of the Board of Directors, unless otherwise directed by the shareholder. Shares of Common Stock held by the trustee of the Companys Incentive Savings Plan will be voted by the trustee. On February 26, 1996, the Company had 4,443,419 shares of Common Stock outstanding and entitled to vote at the meeting (4,821,027 shares if adjusted for all stock options exercisable within 60 days after the record date).

	The principal executive offices of the Company are located at 351 W. Camden Street, Baltimore, Maryland 21201. The approximate date on which this Proxy Statement and the attached form of proxy will be mailed to shareholders is March 29, 1996.

PRINCIPAL HOLDERS OF COMMON STOCK
---------------------------------
	The following table lists the only persons known to the Company to be holding beneficially 5% or more of the Companys outstanding Common Stock or to have filed a Schedule 13D or 13G as of the record date, February 26, 1996:

                                              	Number      	Percent of Total
Name and Address                              	of Shares(1)    	Outstanding
----------------                               ------------ ----------------
Life Estate under the Will of Edward B. Passano
(2)(3)                                          	1,613,911         	36.3%

Michael Urban (3)(4)                              	400,000	          9.0%

Estate of John F. Spahr, Sr., J.F. Spahr, Jr.,
 R.N. Spahr and the Estate of C.C.F. Spahr (5)    	248,500          	5.6%

All members of the Passano family and
 their associates, including the above (6)      	2,671,779	         59.1%

Newsweb Corporation and its affiliates (7)        	335,149          	7.5%
 1645 W. Fullerton Ave.
 Chicago, IL 60614

State Street Bank and Trust Company (8)           	271,750          	6.1%
 225 Franklin Street
 Boston, MA 02110

Theodore L. Cross and certain persons (9)         	249,956          	5.6%
 200 W. 57th Street  15th Floor
 New York, NY 10019

The Times Mirror Company (10)                     	218,500	          4.9%
 Times Mirror Square
 Los Angeles, CA 90053



__________________

	(1) Includes shares issuable to the designated individuals under options exercisable within 60 days after the record date.

	(2) This is a Life Estate under the Will of Edward B. Passano presently held for the benefit of his son, Edward M. Passano, Sr. The shares held in the Passano Life Estate are subject to a voting trust agreement described below.

	(3) The address of such person is 351 W. Camden Street,
     Baltimore, Maryland 21201.

	(4) Includes 400,000 shares held by a corporation and which Dr. Urban is deemed to own beneficially, which are subject to a voting trust agreement described below.

	(5) The address of the Messrs. Spahr, the Estate of John F. Spahr, Sr. and the Estate of C.C.F. Spahr (the Estate) is 351 W. Camden Street, Baltimore, Maryland 21201. Of these shares, 247,500 shares are held collectively subject to a ten-year escrow agreement described below and are subject to four separate voting trust agreements also described below and 1,000 shares are issuable to the Estate upon exercise of an option. John F. Spahr, Jr. disclaims beneficial ownership of the shares owned by the Estate and owned by Robert N. Spahr. Robert N. Spahr disclaims beneficial ownership of the shares owned by the Estate and owned by John F. Spahr, Jr. John F. Spahr, Jr. is the beneficial owner of the Estate of John F. Spahr, Sr.

	(6) Includes 78,150 shares issuable under options exercisable within 60 days of the record date.

	(7) Newsweb Corporation is engaged primarily in the printing and broadcasting industries. Information obtained from Newsweb and its affiliates as of November 1, 1994, contained in a statement on Schedule 13D states that Fred Eychaner, as president and sole shareholder of Newsweb, had sole power to vote or to direct the vote and sole power to dispose or direct the disposition of 104,200 shares owned by Newsweb, 220,949 shares owned by Fred Eychaner and 10,000 shares owned by Fred Eychaner IRA.

	(8) Based on a Schedule 13G filed with the SEC by State Street Bank and Trust Company for the year ending December 31, 1995, includes 1,300 shares held in various collective investment funds for employee benefit plans and other index accounts as to which State Street Bank and Trust Company, Trustee, has sole voting and dispositive power and 270,450 shares held in various trust accounts, with respect to which State Street Bank and Trust Company, as Trustee or Co-Trustee, has sole voting power as to 143,286 shares, sole dispositive power as to 1,700 shares and shared dispositive power as to 268,750 shares.

	(9) Theodore Cross principal occupation is editor and publisher of various academic journals. Information obtained from Mr.
     Cross as of December 8, 1994, contained in a statement on
     Schedule 13D states that Mr. Cross had sole power to vote or to direct the vote and sole power to dispose or direct the disposition of 178,787 shares owned by Theodore Cross. Mr. Cross is deemed to have sole power to vote or to direct the vote and sole power to dispose or direct the disposition of 3,250 shares owned by Management Reports, Inc. by virtue of his ownership of 60% of the issued and outstanding stock of Management Reports, Inc. James A. Hellmuth, as sole trustee of the Louisville Charitable Remainder Unit Trust, has sole power to vote or to direct the vote and sole power to dispose or direct the disposition of 2,500 shares owned by the Louisville Trust. Mary Cross, Amanda B. Cross, Lisa W. Pownall-Gray, Ann Fairchild Warner, Polly Mackwell and Stuart G. Warner each has sole power to vote or to direct the vote and sole power to dispose or direct the disposition of their respective shares.

	(10) Times Mirror is engaged principally in the publication of newspapers, books, magazines and other information and educational products. Information obtained from Times Mirror as of October 19, 1994, contained in a statement on Schedule 13D states that Times Mirror had sole power to vote or to direct the vote and sole power to dispose or direct the disposition of all 218,500 shares.

	The stock subject to the Passano Family Life Estate referred to in note (2) above is voted by Edward M. Passano, Sr., William M.
Passano, Jr. and Susan P. Macfarlane, all of 351 W. Camden
Street, Baltimore, Maryland 21201, as voting trustees under a voting trust agreement (the Passano Voting Trust) dated July 31,
1989, which will expire on the earliest to happen of (1) the execution of a subsequent voting trust agreement by the parties;
(2) the lapse of ten years from July 31, 1989; or (3) the death of Edward M. Passano, Sr. The latter is entitled to a 50% vote with respect to the stock subject to the voting trust and the other trustees are entitled to the remaining 50% vote, so that, unless the trustees are in agreement, it could happen that the stock subject to the voting trust could be not voted at all.
William M. Passano, Jr., Susan P. Macfarlane and E. Magruder
Passano, Jr., the three grandchildren of the original testator, have agreed that upon the death of Edward M. Passano, Sr., they will enter into a ten-year voting trust agreement (together with the Passano Voting Trust, the Passano Voting Trusts) pursuant to which the stock they will then receive from the termination of the Life Estate under Edward B. Passanos Will will be voted as a unit for that period. The voting trustees will be those three grandchildren of the original testator or their respective spouses.

	The shares referenced in note (4) above remain subject to a voting trust (the Urban Voting Trust) of which Mr. William M. Passano, Jr. and Dr. Urban are the co-trustees. The address of the trustees is 351 W. Camden Street, Baltimore, Maryland 21201. The duration of the Urban Voting Trust shall be coterminous with that of the Passano Voting Trust described above. The shares must be voted in the same way as the shares subject to the Passano Voting Trust described above unless the Passano family shares are deadlocked and cannot be voted at all, in which case
Dr. Urban will have the sole right to vote the 400,000 shares.

	The 247,500 shares owned by the Messrs. Spahr and the Estate referred to in note (5) above have been placed in voting trusts
(the Spahr Voting Trusts) of which Mr. William M. Passano, Jr.
of 351 W. Camden Street, Baltimore, Maryland 21201 and each of the Messrs. Spahr of 351 W. Camden Street, Baltimore, Maryland
21201 are respective trustees. The duration of each of the Spahr Voting Trusts shall be coterminous with that of the Passano
Voting Trust described above. The shares in each of the Spahr
Voting Trusts must be voted in the same way as the shares subject to the Passano Voting Trust described above, unless the Passano family shares are deadlocked and cannot be voted at all, in which case each of the Messrs. Spahr will have the sole right to vote their respective 77,500 shares, Mr. Passano will have the sole right to vote the 50,000 shares owned by the Estate and Mr. John F. Spahr, Jr. will have the sole right to vote the 42,500 shares owned by the Estate of John F. Spahr, Sr. The
247,500 shares held by each of the Messrs. Spahr and the Estate are subject to an escrow agreement until January 10, 2001 to secure indemnification obligations in the agreement relating to the acquisition of Lea & Febiger. Under the terms of the escrow agreement, each of the Messrs. Spahr may obtain the release of up to 35,000 shares in the event of death, disability or divorce.

	As a result of these arrangements, the Dr. Urban, Messrs. Spahr and the Estate may be deemed to be associates of the Passano family, as that term is defined in the rules and regulations of the Securities and Exchange Commission.

ELECTION OF DIRECTORS
---------------------
	Waverly's Board of Directors is divided into three classes. Each class of directors is elected for a three-year term. Joseph M.
Palazzolo has been nominated as a Class B Director to fill the vacancy resulting from the retirement of Oliver S. Travers effective on the date of the 1996 Annual Meeting. In addition, Mr. Edward M. Passano, Sr. will assume the position of Director
Emeritus. The terms of the current Class B Directors will expire on the date of the 1996 Annual Meeting. The Class B Directors elected in 1996 will serve for a term that expires at the Annual
Meeting of Shareholders in 1999 or when their successors are elected and qualified.

	Proxies solicited hereby cannot be voted for a greater number of persons than the number of nominees named. It is intended that, unless contrary instructions are given, the persons named in the accompanying proxy will vote all proxies in favor of the nominees listed below to serve for their respective terms and until their successors are elected and qualified. Management has no reason to believe that any nominee will be unable to accept nomination or election. However, if such event should occur, management intends that the proxy holders will vote for such other person or persons as they may deem advisable.

Name and Age                 	Other Positions with the             	  Director
on Record Date                Company and Principal Occupations     	  Since
------------------------------------------------------------------------------
Nominees for Class B Directors
Term Expiring at 1996 Annual Meeting
------------------------------------
Samuel G. Macfarlane (64)	    Consultant and former Vice President      1966
                               and Chief Financial Officer and
                               Treasurer of Waverly, Inc.

Ackneil M. Muldrow, II (58)  	President and CEO, Development            1992
                               Credit Fund, Inc.,	1992
                              	Baltimore, MD

Joseph M. Palazzolo (46)     	Chairman, Gateway Investments, Inc.,      1996
                            	  Muttontown, NY	1996

William M. Passano, Jr. (67)	 Chairman of the Board                    	1965

	The Board of Directors recommends a vote "FOR" the proposal to approve the election of four Class B Directors for a term of three years.

Name and Age                  	Other Positions with the              	Director
on Record Date  	              Company and Principal Occupations       Since
------------------------------------------------------------------------------
Class C Directors
Term Expiring at 1997 Annual Meeting
------------------------------------
David J. Callard (57)	         President, Wand Partners, Inc.,         	1974
                               	private investment firm,
                                New York, NY

Edward B. Hutton, Jr. (50)    	President and Chief Executive            1988
                                Officer

Michael M.E. Johns (54)        Dean of Medical Faculty and Vice         1993
                                President	for Medicine, The Johns
                                Hopkins University	School of
                                Medicine, Baltimore, MD

John F. Spahr, Jr. (45)        Managing Director, Teton Data            1991
                                Systems, Jackson, WY

Michael Urban (56)            	President and Chief Executive            1990
                                Officer, Urban &	Schwarzenberg
                                Verlag fur Medizin, GmbH,	a
                                subsidiary of the Company

Class A Directors
Term Expiring at 1998 Annual Meeting
------------------------------------
Barbara J. Bonnell (64)       	Director of Research and Information, 	  1974
                               	Baltimore Development Corporation,
                                Baltimore, MD

Donald W. Dick, Jr. (53)       Principal, EuroCapital Advisors, LLC,    1980
                                private	investment firm,
                                Weehawken, NJ

Carolyn Manuszak (56)	         President, Villa Julie College,          1987
                                Stevenson, MD

E. Magruder Passano, Jr. (53)  Vice Chairman of the Board,              1972
                                Secretary

Richard C. Riggs, Jr. (56)     President and CEO,                       1995
                                Barton-Cotton, Inc.	Baltimore, MD

	The nominee for director and directors currently on the Board have been engaged in the principal occupation indicated in the foregoing table for the five years preceding December 31, 1995, except as follows:

	Prior to July, 1995, Mr. Dick was partner, Overseas Partners, Inc., a private investment firm in Jersey City, New Jersey.
Prior to December 31, 1991, Mr. Macfarlane was Vice President,
Chief Financial Officer and Treasurer of the Company. From 1992 to 1993, Mr. Palazzolo was Chairman of Frost and Sullivan, Inc., and prior to 1992, was President and CEO of JPT Publishing, Inc.
From 1991 to 1993, Mr. Spahr was Chief Executive Officer of Lea
& Febiger, a division of the Company, and prior to 1991, Mr.
Spahr was a partner of Lea & Febiger, L.P., a publisher of books in the field of medicine and related disciplines.

	The following directors hold directorships with other companies as follows: Mr. Callard is a director of Chartwell RE
Corporation. Mr. Dick is a director of the T. Rowe Price Growth
Stock Fund, Inc., the T. Rowe Price New America Growth Fund, the
T. Rowe Price Growth & Income Fund, Inc., the T. Rowe Price
Capital Appreciation Fund, the T. Rowe Price Balanced Fund,
Inc., the T. Rowe Price Mid-Cap Growth Fund, Inc., the T. Rowe
Price OTC Fund, Inc., the T. Rowe Price Dividend Growth Fund,
Inc., the T. Rowe Price Blue Chip Growth Fund, Inc., T. Rowe
Price New Horizons Fund, Inc., T. Rowe Price New Era Fund, Inc.,
T. Rowe Price Equity Income Fund, T. Rowe Price Science and
Technology Fund, Inc., T. Rowe Price Small-Cap Value Fund, T.
Rowe Price Index Trust, Inc., T. Rowe Price Equity Series, Inc.,
T. Rowe Price Personal Strategy Funds, Inc., T. Rowe Price Value
Fund, Inc., T. Rowe Price Capital Opportunity Fund, Inc., T.
Rowe Price Health Sciences Fund, Inc., T. Rowe Price
International Series, Inc., T. Rowe Price International Funds,
Inc. and Institutional International Funds, Inc. Mr. William M.
Passano, Jr. is a director of First Maryland Bancorp and of the First National Bank of Maryland.

	Mr. Samuel G. Macfarlane is the brother-in-law of Mr. William
M. Passano, Jr. Mr. E. Magruder Passano, Jr. is the son of Mr.
Edward M. Passano, Sr. and a first cousin of Mr. William M.
Passano, Jr.

	Pursuant to the terms of an Agreement and Plan of Merger between the Company and Lea & Febiger, L.P. (the L&F Agreement), the Company agreed to use its best efforts to cause the election of John F. Spahr, Jr. to the Board of Directors (or if he is unable to serve, then another specified member of the Spahr family will be designated). If the Passano Family Voting Trust (see the Principal Holders of Common Stock) fails to vote all its shares for the election of Mr. Spahr (or one of the designated substitutes) as Director and Mr. Spahr (or such substitute) is thus not elected, each of the Spahr Voting Trusts (see Principal Holders of Common Stock) will automatically expire.

Committees of the Board
-----------------------
	The full Board of Directors meets on a quarterly basis to receive and act on reports of committees and of management, to declare dividends and to take any other action requiring Board approval. In 1995 the Board of Directors held four meetings.
Each director other than Dr. Johns attended at least 75% of the meetings of the Board of Directors and Committees of the Board on which such directors served.

	Executive Committee. The Board of Directors has an Executive Committee consisting in fiscal 1995 of Messrs. Callard (Chair),
Hutton, Johns, Macfarlane, Muldrow, E. Magruder Passano, Jr.,
William M. Passano, Jr., Riggs, Spahr, and Travers, Dr. Urban and Ms. Manuszak. The Executive Committee met five times in 1995, and minutes of its meetings are distributed to all members of the Board.

	Audit Committee. The Companys Audit Committee consisted in fiscal 1995 of Ms. Bonnell and Messrs. Macfarlane, Riggs and Travers (Chair). During the fiscal year and through February 28, 1996, the Committee met on four occasions to review with the Companys independent accountants the annual financial statements prior to their release, to receive and review with them their annual letter on internal controls and interim reports on quarterly reviews and to review with them their plans and budget for the 1996 audit.

	Management Committee. The Management Committee, consisting in fiscal 1995 of Ms. Manuszak (Chair) and Messrs. Johns, Muldrow and Travers, met in February prior to the regular February Board meeting to formulate recommendations to the Board for all executive compensation for the ensuing year, including the awards of stock options, and to determine bonus awards for the preceding years performance.

	Nominating Committee. The Nominating Committee consisted in fiscal 1995 of Messrs. E. Magruder Passano, Jr. and William M.
Passano, Jr.

	An annual directors fee of $15,000 is paid to directors, other than Messrs. Callard and Spahr, who are not employees of the Company plus $500 for each Committee meeting they attend.
Committee Chairs also receive an annual fee of $1,000 for such service. Pursuant to the terms of the Director Stock Plan, one-half of the directors fee is payable in Company stock. The stock awards are made on the dates of the Board of Directors regular February and July meetings and consist of the number of shares equal to one-half of the retainer fee to be paid on that date divided by the market value of the stock on the business day immediately preceding the date of grant. Pursuant to the Plan, awards of 77 shares and 106 shares were made to each director (other than Messrs. Callard and Spahr) in February 1995 and July 1995, respectively. For information regarding Mr.
Callards and Mr. Spahrs waivers of director compensation, see
Certain Transactions.

	The following table sets forth information regarding the beneficial ownership by named executive officers, directors, nominee for director and all executive officers, directors and nominee for director, as a group, of the Companys outstanding Common Stock on February 26, 1996:

                                       	Shares Beneficially	  Percent of Total
Name	                                      Owned (1)(2)	        Outstanding
----                                    -------------------   ----------------
William M. Passano, Jr., Chairman,           159,331 (3)          	 3.6%
 Director

E. Magruder Passano, Jr., Vice Chairman,     172,945              	 3.9%
 Director

Edward B. Hutton, Jr., President and CEO,    105,655              	 2.4%
 Director

Arthur E. Newman, Executive Vice President	   24,267                	 *

Michael Urban, President and CEO, Urban &    400,000 (4)            9.0%
 Schwarzenberg Verlag fur Medizin, GmbH,
 Director	 400,000 (4)

Alma J. Wills, President, Periodical          21,550                	 *
 Publishing

Barbara J. Bonnell, Director                  2,974                   *

David J. Callard, Director                 	 34,474                 	 *

Donald W. Dick, Jr., Director               	 2,236	                  *

Michael M.E. Johns, Director                  	 541                 	 *

Samuel G. Macfarlane, Director	               5,087	                  *

Carolyn Manuszak, Director                   	1,580                 	 *

Ackneil M. Muldrow, II, Director             	1,150                 	 *

Joseph M. Palazzolo, Director                   	89                 	 *

Edward M. Passano, Sr. Director              	3,600                 	 *

Richard C. Riggs, Jr., Director                 272                   *

John F. Spahr, Jr., Director               	 77,500 (4)           	 1.7%

Oliver S. Travers, Director                  	2,191	                  *

All executive officers, directors and
 nominees for director as a group
 (24 persons), including the Life Estate
 under the Will of Edward B. Passano
 (1,613,911 shares) and all shares held
 in the Spahr Voting Trusts
 (247,500 shares)                        	2,921,938             	 65.8%
--------------------
*Less than 1% of the Common Stock outstanding.

	(1) Includes shares owned by trusts, spouses and minor children of the indicated persons.

	(2) Includes the following numbers of shares subject to options exercisable within 60 days after the record date: William M. Passano, Jr., 60,000 shares; E. Magruder Passano, Jr., 18,150 shares; Edward B. Hutton, Jr., 104,347 shares; Arthur E. Newman, 23,875 shares; Alma J. Wills, 20,550 shares; David J. Callard, 5,625 shares; and all executive officers, directors and nominee for director as a group (24 persons), 284,810 shares.

	(3) Excludes 1,613,911 shares held in Life Estate under the Will of Edward B. Passano, the 400,000 shares held in the Urban Voting Trust and the 247,500 shares held in the Spahr Voting Trust with respect to which Mr. Passano has shared voting power by virtue of his status as a trustee of the various voting trusts. For a description of the voting trust arrangements relating to these shares, see the description under Principal Holders of Common Stock.

	(4) For a description of the voting trust arrangements relating to these shares, see the description under Principal Holders of Common Stock.

CERTAIN TRANSACTIONS
--------------------
	The Company and Mr. David J. Callard have an agreement pursuant to which Mr. Callard provides financial advisory services in his capacity as Chair of the Executive Committee and advisory services in the area of acquisition and development (A&D). Under this agreement, Mr. Callard is retained at an annual compensation rate of $90,000 through March 31, 1996, and in fiscal 1995 was awarded an option to purchase 2,500 shares of Common Stock at an exercise price of $28.50 per share which was the fair market value on the grant date. The option is excercisable to the extent of 25% of the shares one year from the grant date, an additional 25% two years from the grant date, an additional 25% three years from the grant date and in full four years from the grant date. Out-of-pocket expense reimbursements for 1995 amounted to $11,600. Beginning in April
1996, the Company has agreed to pay Mr. Callard an annual retainer of $50,000. The agreement also entitles Mr. Callard to receive contingent compensation for each A&D transaction in which he plays an active role at the Companys request. Such additional compensation is to be determined by mutual agreement at the outset of each A&D project, reflecting its complexity and size. In connection with the agreement, Mr. Callard has waived his right to directors fees and future participation in the Companys Director Stock Plan.

	Waverly has entered into an agreement with Mr. John F. Spahr, Jr., which replaces his prior employment agreement, pursuant to which Mr. Spahr will provide consulting services to the Company.
Under this agreement, Mr. Spahr received $110,000 for 1995 and is entitled to receive $50,000 for each of the years 1996 through 2000. In connection with the agreement, Mr. Spahr has waived his right to directors fees and future participation in the Companys Director Stock Plan.

	The Company's subsidiary, Urban & Schwarzenberg Verlag fur Medizin, GmbH is indebted to Gisela Urban, Dr. Urbans mother, for 150,000 DM (approximately $104,415) bearing interest at 8% per annum payable on demand on one years notice. Loan amounts have been converted into dollars based upon the currency exchange rate of .6961 DM per dollar in effect on December 29, 1995.

MANAGEMENT COMMITTEE REPORT
---------------------------
	The Management Committee (the Committee), composed entirely of nonemployee directors, meets periodically to formulate recommendations for approval by the Board of Directors for executive compensation. The Committee consisted in fiscal 1995 of Carolyn Manuszak (Chair), Michael M.E. Johns, Ackneil M.
Muldrow, II and Oliver S. Travers.

	The Committee's compensation recommendations are designed to enable the Company to attract and retain qualified executives, reward achievement of corporate and personal goals and motivate officers to meet divisional and corporate financial and strategic objectives and to contribute to increasing the shareholder value. Executive officers receive a salary, are eligible for a bonus under Waverlys Incentive Plan (WIN Plan) and participate in the Company's Defined Benefit Pension Plan and in the Company's Incentive Savings Plan (WISP), a tax-qualified plan that permits employees to make contributions, a portion of which is matched by the Company. In addition, executive officers are eligible to receive grants of options to purchase Company stock. The Committee emphasizes stock ownership by executives as highly desirable in that it closely aligns the economic interests of the executives with those of the shareholders.

	Salaries for executive officers (other than for the Chief Executive Officer and the Chairman) are reviewed each year by the Company's Chief Executive Officer and the Committee. Salaries for the Chief Executive Officer and the Chairman are reviewed annually by the Committee. Salaries are reviewed in light of the executives' performances for the prior year, inflation and salary levels paid to comparable executives at comparable companies.
The companies considered by the Committee include the companies in the Dow Jones Media Index shown in the Stock Performance Graph, which have comparable revenues to those of the Company, as well as other companies with revenues comparable to those of the Company in other industry groups. These comparables reflect the Company's view that the employment market for the Company's officers includes a broader range of companies than that with which the Company should be compared for financial purposes and that salaries for the Companys officer's should be comparable with salaries of similarly situated officers at such companies.

	The Company pays annual cash bonuses to executives under the WIN Plan for achievement of corporate and/or divisional financial targets and for achievement of individual performance objectives established as part of the Company's long-range planning process. At the beginning of each year, the Board meets with senior management to review the Company's long-range strategic objectives and its annual budget. Financial and performance targets, derived from this process, are used by the Committee to establish objectives under the WIN Plan. In 1995, these objectives included achievement of certain levels of earnings per share and return on equity. Each officers bonus under the WIN Plan depends on performance, as compared with budget, of his or her division, except for certain corporate officers (such as the Chief Executive Officer), whose bonus depends on overall Company achievement. Maximum bonuses for each officer may not exceed 50% of salary. Bonuses paid for performance in 1995 are reflected in the Summary Compensation
Table shown below.

	The Company awards stock options to its executives from time to time to provide additional financial incentives and reward superior performance. The Committee grants options to individual officers based on its evaluation of a number of factors, including level of base salary, level of responsibility, expected level of contribution to the Company, tenure with the Company, prior individual performance and prior stock option grants. The largest grants are awarded to the most senior employees who, in the view of the Management Committee, have the greatest potential impact on the Company's profitability and growth. Options under the plan may be either incentive stock options or nonqualified stock options at the discretion of the Management Committee. The exercise price of these options will be at least equal to the fair market value of the Common Stock on the date of grant. In 1995, the Committee granted stock options exercisable at fair market value to certain key employees, including the Companys officers. Stock option awards to the executive officers named in the Summary Compensation
Table are disclosed in that table.

	Mr. Hutton, the Company's Chief Executive Officer, received compensation in 1995 in accordance with the guidelines referred to above. Mr. Hutton's base salary effective February 1995 was $335,000, reflecting the Committees conclusion that the performance of the Company in 1994 warranted a 7.7% increase in 1995. The Committee had established budget, earnings per share and return on equity targets for Mr. Hutton under the WIN Plan for 1995 based on the long-range strategic business plan. The Company exceeded its budget and performance targets in 1995 and, in light of this performance, Mr. Hutton was awarded a bonus of $80,200 and an option to purchase 8,500 shares of Common Stock at an exercise price of $42.25 per share which was equal to the fair market value on the grant date. The Company also pays 100% of the premium on a $2,000,000 term-life insurance policy for Mr. Hutton.

	Rules proposed pursuant to Section 162(m) of the Internal Revenue Code limit the allowable deduction for certain covered compensation paid to the Company's officers to $1 million per year per executive. The rules provide that certain qualifying, performance-based compensation will not be subject to the deduction limit. The Company has structured its Employee Stock Option Plan to cause option awards issuable under the Plan to comply with these rules. In view of the current levels of other compensation paid to its executives, the Company expects that its compensation will fall well within the limits imposed by the Code and that Section 162(m) will not limit the deductibility of its compensation to officers.

                      Carolyn Manuszak, Chair
                      Michael M.E. Johns, M.D.
                      Ackneil M. Muldrow, II
                      Oliver S. Travers


EXECUTIVE COMPENSATION
----------------------
	The following table sets forth information concerning the compensation paid by the Company in the last three fiscal years to the Chief Executive Officer of the Company and the four next most highly compensated executive officers:


Summary Compensation Table
--------------------------
                                                        				     Long-Term
	                                  	Annual Compensation (1)	    Compensation     	All Other
Name and			                  	      -----------------------        Awards	       Compensation
Principal Position        	Year   Salary ($)(2)	  Bonus ($)(3)	    Options(#)	      ($)(4)
------------------         ----   -------------   ------------     ----------       ------
William M. Passano, Jr.	   1995	    300,000	       71,800               	0         	8,610
Chairman of the Board	     1994	    300,000      	 75,000	               0	        14,410
                          	1993	    300,000	            0	           2,500	         5,562

Edward B. Hutton, Jr.	     1995	    335,000	       80,200           	7,500	        15,452
 President and CEO         1994	    310,000        77,500          	 7,500	         9,750
                          	1993	    310,000	            0	           7,500	         7,501

Michael Urban	             1995	    313,000	       52,500	               0           	540
 President and CEO, Urban 	1994     263,000	       47,700	           5,000	         2,899
 & Schwarzenberg, Verlag  	1993    	245,000             0	           5,000	         1,250
 fur Medizin, GmbH (5)

Arthur E. Newman          	1995    	194,000	       46,500           	4,500	         2,811
 Executive Vice President 	1994   	 183,500        45,875	           4,500	         2,908
                          	1993	    183,500            	0	           4,500	         3,991

Alma J. Wills 	            1995	    130,000	       20,300           	3,000	         2,018
 President, Periodical     1994	    121,500	       26,669	           3,000	         2,087
                          	1993    	121,500       	24,725	           3,000	         2,468
----------------------------------------------

	(1) Does not include perquisites and other personal benefits where the aggregate value of such compensation to the executive officer is less than 10% of annual salary and bonus.

	(2) Includes salary deferrals under the WISP.

	(3) Comprises bonuses under the WIN Plan, which were accrued during the fiscal year indicated but were paid or will be paid during the following fiscal year.

	(4) Includes Company matching contributions under the WISP. Under the WISP, the Company makes matching contributions of 25% of each participants contribution subject to a maximum of 1.5% of an employees compensation up to $9,240. Also includes life insurance premiums paid by the Company. The amounts for 1995 are as follows:

	                                                     		Financial
                              	WISP      	Insurance	    Counseling
                               ----       ---------     ----------
               Passano, W.  	$2,310       	$ 6,300	      $  5,200

               Hutton       	$2,310	      $ 10,642	      $  2,500

               Urban	        $    0	      $    540	      $      0

               Newman	       $2,310	      $    501      	$      0

               Wills	        $1,740	      $    278      	$      0

	(5) Dr. Urban's compensation has been converted into dollars based upon the currency exchange rate of .6961 DM per dollar in effect on December 29, 1995, .6453 DM per dollar in effect December 30, 1994, and .5759 DM per dollar in effect on December 31, 1993.


		The following tables set forth information concerning the grant and exercise of options in the last fiscal year under the Waverly, Inc. 1995 Employee Stock Option Plan to the persons named in the Summary Compensation Table:


                Option Grants in Last Fiscal Year
                ---------------------------------

             ---------------Individual Grants-----------------------	           Potential Realizable
                                                       			        	              Value at Assumed
             	 Number                                			                          Annual Rates of
            	of Securities 	 % Of Total                                		            Stock Price
            	 Underlying	   Options Granted   	Exercise	                         Appreciation for
               Options	     to Employees in      Price	     Expiration	           Option Term (2)
Name	         Granted(1)    	Fiscal Year	        ($/Sh)	       Date	          0%	        5%	         10%
-------------------------------------------------------------------------------------------------------------
Passano, W.	         0	          0.0%            $ 0.00           N/A        $0       $      0      $      0

Hutton          	7,500         	13.1%           	$28.50	      1/27/05	       $0       $134,426	     $340,662

Urban	               0	          0.0%	           $ 0.00           N/A	       $0	      $      0      $      0

Newman	          4,500          	7.9%	           $28.50	      1/27/05	       $0	      $ 80,656      $204,397

Wills	           3,000	          5.2%	           $28.50	      1/27/05	       $0	      $ 53,770      $136,265
---------------------------------------------

	(1) All options were granted with an exercise price equal to the fair market value of the Common Stock underlying the option on the date of the grant. The options are exercisable to the extent of 25% of the shares one year from the grant date, an additional 25% two years from the grant date, an additional 25% three years from the grant date, and in full four years from the grant date, subject to such limitations as are imposed by
     Section 162(m) of the Internal Revenue Service code on qualified options, unless accelerated upon a change in control, retirement, death or disability. These options have a term of ten years, unless terminated sooner in connection with death, disability, retirement or termination.

	(2) Amounts are based on the 0%, 5% and 10% annual compounded rates of appreciation of the Common Stock price, prescribed by the Securities and Exchange Commission, and are not intended to forecast future appreciation of the Companys Common Stock. The prices of the Common Stock, assuming such annual compounded rates of appreciation, would be $28.50, $46.42 and $73.92, respectively.

Aggregated Option Exercises in Last Fiscal Year and FY-End Option Values
------------------------------------------------------------------------
                                      		       Number of Securities    	     Value of Unexercised
             	 Shares	                        Underlying Unexercised 	          In-the-Money
            	Acquired on	     Value	             Options at FY-End 	          Options at FY-End(1)
Name         Exercise (#)   Realized($)    Exercisable	  Unexercisable	    Exercisable	    Unexercisable
----         ------------   -----------    -----------   -------------     -----------     -------------
Passano, W.	          0	            0	        54,030	        8,470	        $1,541,600	       $ 238,475

Hutton	               0	            0	       100,000	       15,000	         2,906,250	         526,875

Urban	          	21,250	     $335,625	             0	        3,750	                 0	         100,313

Newman	               0	            0	        21,625	        7,875	           579,344	         172,406

Wills	 	          1,200	       23,250	        18,300	        5,250	           510,113	         114,938
--------------------------------------

	(1) Based upon the difference between the exercise price and the closing price of the stock on NASDAQ/NMS on December 29, 1995 ($46.75).

DEFINED BENEFIT PENSION PLAN
----------------------------
	The Company has a trusteed, noncontributory, defined benefit pension plan in which all U.S. employees are eligible to participate. The plan provides for an annual retirement benefit payable monthly based on the sum of (i) amounts accrued to date under various career average pay formulae and (ii) amounts accruing beginning for 1989 based on the following formula: 1.5% of participant's compensation plus .65% of earnings in excess of the Social Security Covered Compensation (the average of Social Security Taxable Wage Basis for a specified 35-year period) for each year of credited service. Earnings for purposes of the pension plan include base salary and commissions but not overtime or bonuses. Benefits are payable upon retirement, death or disability or upon termination of employment after five years of service. Benefits are not subject to reduction for Social Security benefits. At their normal retirement at age 65, the estimated annual retirement payments (based on compensation for 1995 and subject to the limitations imposed by IRS regulations) would be as follows: Mr. Hutton, $69,952; Mr. Newman, $66,647;
and Ms. Wills, $61,999. Mr. William Passano Jr.s annual retirement payments assuming retirement at age 70 would be $102,957.

	The Company's subsidiary, Urban & Schwarzenberg, has agreed to provide supplementary retirement benefits to two current and thirteen former employees, including Dr. Urban. Monthly benefits are payable upon retirement based upon 50% of the retirees highest achieved salary level. Upon the retirees death, his or her spouse and/or other specified beneficiaries are generally entitled to receive a benefit payment. At his normal retirement at age 65, the estimated annual retirement payment to Dr. Urban under this plan (based on compensation for 1995) would be 225,000 DM (approximately $156,623).

STOCK PERFORMANCE GRAPH
-----------------------
	In accordance with the Securities Exchange Act regulations, the following performance graph compares the performance of the Company's Common Stock with the S&P 500 Index and with the Dow
Jones Media Index.

	The graph assumes that the value of the investment in the Companys Common Stock and in each Index was $100 at December 31,
1990, and that all dividends were reinvested.

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

Year          Waverly, Inc.     S&P 500 Index       Dow Media Index
----          -------------     -------------       ---------------
1990            $100.00           $100.00              $100.00
1991              93.57            130.45               112.85
1992             144.38            140.37               133.59
1993             104.26            154.45               161.26
1994             166.31            156.49               155.05
1995             292.66            215.29               222.36

INDEPENDENT ACCOUNTANTS
-----------------------
	The Board of Directors of the Company, upon the recommendation of its Audit Committee, none of the members of which is an officer or employee of the Company, proposes and recommends approval of the appointment of Coopers and Lybrand L.L.P. as independent accountants to make an examination of the accounts of the Company for the year ending December 31, 1996. Coopers &
Lybrand L.L.P. was the independent accounting firm for the Company's most recently completed fiscal year ended December 31, 1995.

	Representatives of Coopers & Lybrand L.L.P. are expected to be present at the shareholders' meeting. They will be given the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

	The Board of Directors recommends a vote "FOR" the proposal to approve the appointment of Coopers & Lybrand L.L.P. as the Company's independent accountants for 1996.

VOTE REQUIRED TO APPROVE MATTERS
--------------------------------
	A quorum for the meeting requires the presence in person or by proxy of shareholders entitled to cast a majority of all votes entitled to be cast at the meeting. The election of directors requires a plurality of votes cast at the meeting. The ratification of the appointment of Coopers & Lybrand L.L.P. as independent accountants of the Company requires the affirmative vote of a majority of the votes cast at the meeting.

	Votes cast by proxy or in person at the meeting will be tabulated by the inspectors of election appointed for the meeting. Proxies marked with abstentions, and shareholders present at the meeting who abstain from voting, will be treated as present for purposes of determining the presence of a quorum. Any broker non-votes (i.e., proxies from brokers or nominees marked to indicate that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares as to the vote on a particular matter with respect to which the brokers or nominees do not have discretionary power to vote) will be disregarded.

DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS
--------------------------------------------
	Shareholders proposals for the 1997 Annual Meeting must be received at the Companys principal executive offices not later than November 30, 1996.

OTHER BUSINESS
--------------
	As of the date of this Proxy Statement, Management does not intend to bring any other matters before the meeting requiring action of the shareholders, nor does it have any information that other matters will be brought before the meeting. However, if any other matters requiring the vote of the shareholders properly come before the meeting, the persons named in the enclosed form of proxy intend to vote in accordance with their best judgment.

By order of the Board of Directors
E. MAGRUDER PASSANO, JR.
 Secretary


March 29, 1996